SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

Lease Agreement Amendment

On March 31, 2010, Achillion Pharmaceuticals, Inc. (the “Company”) entered into Amendment No. 2 (the “Lease Amendment”) of its facility Lease Agreement, dated March 6, 2002, as amended by the First Amendment dated September 10, 2002, between the Company and WE George Street, LLC (the “Landlord’) (the “300 George Street Lease”) for the leased premises on the second floor of 300 George Street, New Haven, Connecticut. Pursuant to the Lease Amendment, the Company and the Landlord agreed to consolidate the 300 George Street Lease with another facility Lease Agreement dated May 5, 2000, as amended by the First Amendment dated February 1, 2001, by and between the Company and WE George Street, LLC for leased premises on the eighth floor of 300 George Street, New Haven, Connecticut (the “Suite 800 Lease”). The Lease Amendment terminates the Suite 800 Lease and all space previously leased under the Suite 800 Lease is now leased under the 300 George Street Lease. The Lease Amendment also extends the term of the 300 George Street Lease to March 31, 2017.

The description of the terms and conditions of the Lease Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 2 to Lease, dated as of March 31, 2010, by and between Achillion Pharmaceuticals, Inc. and WE George Street, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: April 6, 2010	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 2 to Lease, dated as of March 31, 2010, by and between Achillion Pharmaceuticals, Inc. and WE George Street, LLC